                                                                     EXHIBIT 4.3



                             STOCK OPTION AGREEMENT

         THIS AGREEMENT made this 1st day of July, 1997, by and between INTERACTIVE PICTURES CORP. (IPIX), a Tennessee corporation (the "Employer") and JOHN M. MURPHY, an individual employed by the Employer (the "Employee").

                              W I T N E S S E T H :

         WHEREAS, the Employee is a valuable employee of the Employer, has performed valuable services in the past, and the Employer and Employee have agreed to the terms contained herein in the past and consider it desirable and in their best interests to document that the Employee has been given options to purchase stock in the Employer.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the parties agree as follows:

1. GRANT OF OPTION. The Employee has been granted an option to purchase a certain number of shares according to a vesting and expiration schedule as set forth on the attached EXHIBIT A which is incorporated herein by reference.

2.       NON-ASSIGNABILITY. Such option shall not be assignable.

3.       EXERCISE.

         a. Each option may be exercised according to the schedule set forth in the attached EXHIBIT A. The Employee may exercise all or a part of the option exercisable; however, if the Employee chooses to exercise a part of the exercisable option, the Employee must exercise at least ten percent (10%) of the option exercisable at that time ("Minimum 10% Rule"). If the Employee meets the Minimum 10% Rule, the Employee may exercise the exercisable option in installments so long as the Employer agrees to such installments.

         b. Options may be exercised in whole pursuant to the vesting schedule attached hereto as EXHIBIT A, or in part, provided that the Minimum 10% Rule is met, but in any event, options may be exercised with respect to whole shares only, within the permitted time for the exercise thereof, and shall be exercised by written notice of intent to exercise the option with respect to a specified number of shares delivered to the Employer at its principal office along with payment in full in the form of a certified check to the Employer at said office of the amount of the option price for the number of shares of stock with respect to which the option is then being exercised.


                                  Exhibit 4.3-1

         c. The Employee may exercise the options within the period permitted for the exercise thereof.

4. ADJUSTMENTS. The number of shares subject to each option shall be proportionately adjusted and any change in the stock structure of the Employer because of share dividends, recapitalizations, reorganizations, mergers or other restructuring.

5. PURCHASE PRICE. The price at which shares may be purchased under each option is set forth on EXHIBIT A which is incorporated herein by reference.

6. NON-STATUTORY STOCK OPTION. The grant of these options will be deemed non-statutory stock options and the Employee will be responsible for taxes in accordance with the Internal Revenue Code. The Employer will have no responsibility for advising the Employee as to the taxability, tax consequences, or tax effects of the stock options granted under this Agreement.

7. OPTION PERIOD. Upon vesting as set forth in the attached EXHIBIT A which is incorporated hereby by reference, Employee has the time set forth on EXHIBIT A from the date of vesting in which to exercise the applicable options. If the Employee does not exercise such option within such period, the option expires.

8. CONDITION OF EXERCISE OF OPTION. In order to enable the Employer to comply with the Securities Act of 1933, as amended (the "Securities Act"), the Employer may require the Employee, his legal representative, heir, legatee or distributee, as a condition of the exercising of any option granted hereunder, to give written assurance satisfactory to the Employer that the stock subject to the option is being acquired for investment purposes only, with no view to the distribution of the same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Security Act and any applicable states securities laws.

9. APPLICABLE LAW. This Stock Option Agreement has been executed by the parties in Tennessee and shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to the conflicts of laws thereof.

10. RIGHTS PRIOR TO EXERCISE OF OPTION. Employee shall not have rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of the certificate(s) representing such shares.

11. VESTING. Employee must be employed by Employer or serve as a director or officer of Employer in order for the option to vest as called for by this Agreement, and if not


                                  Exhibit 4.3-2
         employed at such time, the option shall expire. Options shall be fully vested upon an initial public offering, the sale of the company or change in control.

12. MISCELLANEOUS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, executors, administrators, heirs, successors and permitted assigns. If any provision of this Agreement is found to be invalid, illegal, or unenforceable in any respect, either arising out of law or equity, such provision will be enforced to the maximum extent possible and the remaining provisions of this Agreement will remain unaffected. This Agreement, including the exhibit attached hereto which is incorporated by reference constitutes the full agreement between the parties hereto pertaining to the subject matter and supersedes in its entirety all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written, with respect to the subject matter. No supplement, modification or amendment to this Agreement will be binding unless executed in writing by the party or parties against whom enforcement is sought. This Agreement may be executed in counterparts. Each party shall be responsible for its own expenses and fees incurred in connection with the negotiations, execution and performance of this Agreement, including attorneys' fees.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement the day and date first above written.

                                      EMPLOYER:

                                      INTERACTIVE PICTURES CORP., INC.


                                      By: /s/ James M. Phillips
                                          --------------------------------------
                                          Title: Chairman, President & CEO


                                      EMPLOYEE:


                                      /s/ John M. Murphy
                                      ------------------------------------------
                                      John M. Murphy




                                  Exhibit 4.3-3

                                    EXHIBIT A
                   TO JOHN M. MURPHY'S STOCK OPTION AGREEMENT

-----------------------------------------------------------------------------------------------------------
  GRANT OF OPTION     # OF SHARES SUBJECT   OPTION PRICE         DATE OPTION VESTED &       EXPIRATION OF
                           TO OPTION          PER SHARE            CAN BE EXERCISED            OPTION
-----------------------------------------------------------------------------------------------------------
    7/1/97                  175,000             $2.20         58,333 shares vest on 7/1/98     6/30/03
-----------------------------------------------------------------------------------------------------------
                                                              58,333 shares vest on 7/1/99     6/30/04
-----------------------------------------------------------------------------------------------------------
                                                              58,334 shares vest on 6/30/00    6/30/05
-----------------------------------------------------------------------------------------------------------



                                  Exhibit 4.3-4